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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Allied Motion Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 28, 2005

To the Shareholders of
Allied Motion Technologies Inc.:

        You are hereby notified that the annual meeting of shareholders of Allied Motion Technologies Inc. will be held on April 28, 2005 at 2:00 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Lone Tree, Colorado for the following purposes:

        Item 1.    to elect six persons to the Company's Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and have qualified; and

        Item 2.    to consider and act upon such other business as may properly be presented for action at the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 15, 2005 as the record date (the "Record Date") for the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Our transfer books will not be closed.

        The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Annual Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Annual Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy in the return envelope provided as promptly as possible.

        You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you are unable to attend, your written proxy will assure that your vote is counted.

By Order of the Board of Directors

Susan M. Chiarmonte Secretary

Denver, Colorado
March 24, 2005

ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112

PROXY STATEMENT

        This proxy statement and the accompanying proxy card are being furnished to the holders of Common Stock of Allied Motion Technologies Inc. (the Company) in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of shareholders to be held on April 28, 2005 at 2:00 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Lone Tree, Colorado. The Annual Meeting is called for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card were first mailed to shareholders on or about March 28, 2005.

QUORUM AND VOTING RIGHTS

        The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on the matter presented is necessary to constitute a quorum at the Annual Meeting. Shares of the Company's Common Stock represented by properly executed proxies that reflect abstentions or broker non-votes will be counted as present for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote, and the broker does not have discretionary voting authority.

        The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors (Item 1). Since the election of directors requires the approving vote to be measured against all shares of Common Stock entitled to vote, an abstention and withholding authority from that vote is the equivalent of a vote against election of nominated directors. The Record Date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 15, 2005. As of the Record Date, there were 6,091,439 shares of Common Stock outstanding, each of which is entitled to one vote at the Annual Meeting.

        All shares of Common Stock represented by properly executed proxies will, unless such proxies have been revoked previously, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted FOR the election of the six nominees for director (Item 1), and in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting (Item 2). Any holder of Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing with the Secretary of the Company written revocation of his or her proxy prior to the voting thereof, (ii) giving a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. If a shareholder's shares are held by a broker, bank or other nominee and the shareholder seeks to vote shares in person at the Annual Meeting, the shareholder must bring to the Annual Meeting a written statement from the nominee confirming the shareholder's beneficial ownership of a stated number of shares and that such shares have not been voted by the nominee. Attendance by a shareholder at the Annual Meeting will not in itself revoke his or her proxy.

        Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. In addition, the Company may retain the services of D.F. King & Co., Inc. to aid in the solicitation of proxies in person, by mail or telephone. If retained, the costs are not expected to exceed $5,000 plus expenses. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy statement, proxy card and all materials used in the solicitation of proxies to shareholders, and all clerical and other expenses of such solicitation, will be borne by the Company.

ITEM 1: ELECTION OF DIRECTORS

        Our articles of incorporation and bylaws provide for a board consisting of not less than three and not more than six persons, as such number is determined by the Board of Directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the director resigns or is otherwise removed. During 2004, the board approved the increase in the number of directors from five to six directors and appointed Mr. Michel (Mike) Robert to serve on the Board until the next annual meeting of shareholders.

        All incumbent directors have been nominated to succeed themselves as directors. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors. If the number of votes required for the election of directors is not received, directors will continue in office until the next annual meeting or until resignation or removal. Unless authority is withheld, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the six nominees named below. All nominees have agreed to serve if elected.

        If any nominee becomes unable or unwilling to serve at the time of the Annual Meeting, the shares of Common Stock represented by proxy at the Annual Meeting will be voted for the election of such other person as the Board of Directors of the Company may recommend.

MANAGEMENT RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED.

Director Nominees

        The following information concerning the nominees for election as directors has been provided by the respective nominee:

Name	Age	Position with the Company
Eugene E. Prince	73	Chairman of the Board of Directors
Richard D. Smith	57	Chief Executive Officer, Chief Financial Officer and Director
Delwin D. Hock	69	Director
Graydon D. Hubbard	70	Director
George J. Pilmanis	67	Director
Michel M. Robert	63	Director

        Mr. Prince has served as a director of the Company since October 1975 and as Chairman of the Board of Directors since January 1981. He served as President of the Company from October 1975 and as Chief Executive Officer from September 1976 until his resignation from those offices on August 13, 1998. He retired from his employment with the Company effective August 13, 1998 but served as a paid consultant through November 1999. Pursuant to his consulting agreement, as long as Mr. Prince owns at least 10% of the issued shares of the Company, the Board of Directors shall nominate him for election to the Board of Directors. If he is elected, the Board of Directors will request that he be nominated for Chairman of the Board of Directors. If nominated, Mr. Prince is under no obligation to accept the appointment.

        Mr. Smith has served as a director of the Company since August 1996. He has served as Chief Executive Officer since August 13, 1998. He served as President from August 13, 1998 until May 1, 2002. He was Executive Vice President from August 1993 until August 1998. Mr. Smith served as Vice-President of Finance from June 1983 to August 1993. He has served as Chief Financial Officer since June 1983. Pursuant to Mr. Smith's employment agreement, as long as he is the Chief Executive Officer of the Company and is willing to serve, the Board of Directors will nominate him for election to the Board.

        Mr. Hock has served as a director of the Company since February 1997. He retired from his position as Chief Executive Officer of Public Service Company of Colorado, a gas and electric utility, in January 1996 and as Chairman of the Board of Directors in July 1997. From September 1962 to January 1996, Mr. Hock held various management positions at Public Service Company. He serves as a director on six separate entities overseeing the operation of funds in the American Century Investors fund complex.

        Mr. Hubbard has served as a director of the Company since 1991. He is a retired certified public accountant and was a partner of Arthur Andersen LLP, the Company's former independent public accountants, in its Denver office for more than five years prior to his retirement in November 1989. Since September 2003, he has served as a director of Whiting Petroleum Corporation, an independent oil and gas company engaged in acquisition, exploitation, exploration and development. Mr. Hubbard is also an author.

        Mr. Pilmanis has served as a director of the Company since 1993. For more than five years prior to his retirement in April 2003 he was chairman and president of Balriga International Corp., a privately held company concerned with business development in the Far East and Eastern Europe. In 2001 and 2002 he also served as Executive Director of the Foreign Investors Council in Latvia.

        Mr. Robert has served as a director of Allied Motion since July 2004. He founded Decision Processes International, Inc. (DPI) in 1980 to provide consulting services in the field of strategy development and deployment. He is currently Chief Executive Officer and President of DPI. Mr. Robert has been published in a wide array of business magazines and journals and has authored several books, all of which are best sellers.

Independence

        The Board of Directors has determined that each current director, other than Mr. Smith, the Company's Chief Executive Officer and Chief Financial Officer, is "independent" as defined in the listing standards of the Nasdaq Small Cap Market.

Meetings and Committees of the Board of Directors

        The Board of Directors held four regular meetings and two phone meetings during the year ended December 31, 2004. Each director attended or participated in 75% or more of the total number of meetings of the board held during the period for which he has been a director and all committees of the board on which such director served. All directors are expected to regularly attend all meetings of the Board and the Board committees on which he serves. In addition, each director is expected to attend the Annual Meeting of Shareholders. In 2004, the Annual Meeting of Shareholders was attended by all of the directors in office at that time.

        The Board of Directors has established an Audit Committee and a Compensation Committee, each of which is composed of directors who are not employees of the Company.

        The Board of Directors does not have a standing nominating committee. The Board of Directors has adopted resolutions providing that a majority of the independent directors shall be responsible for identifying, screening, recruiting and presenting director candidates to the Board of Directors. The

Board of Directors will consider nominees recommended by shareholders who meet the requirements for shareholder proposals set forth on the last page of the Proxy Statement. Any such person will be evaluated in the same manner as any other potential nominee for director.

        The Board has not adopted specific minimum criteria for director nominees. The independent directors identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in services are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the independent directors decide not to nominate a member for re-election, the independent directors first consider the appropriateness of the size of the board. If the independent directors determine the board seat should remain and a vacancy exists, the independent directors consider factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. The independent directors will consider nominees suggested by incumbent Board members, management, shareholders and, in certain circumstances, outside search firms.

        The Audit Committee is responsible for the appointment, replacement, compensation and oversight of the work of the Company's independent auditors. The Audit Committee also reviews the Company's annual and quarterly reports filed with the Securities and Exchange Commission. The Audit Committee is composed of three non-employee directors. The members of the Audit Committee during 2004 were Messrs. Hubbard (Chairman), Hock and Pilmanis. The members of the Audit Committee are independent as defined in the listing standards of the Nasdaq Small Cap Market. The Audit Committee held one meeting during year 2004. The Audit Committee Chairman met quarterly with the Company's independent auditors and made a presentation of each quarterly review to the Board of Directors. The Board has adopted a written charter for the Audit Committee which was included as Exhibit A to the Company's 2004 proxy statement dated March 29, 2004.

        The Compensation Committee has the principal responsibility to make recommendations to the Board of Directors concerning the compensation of the Company's management employees including its executive officers. The Compensation Committee also reviews, approves and recommends to the Board for their approval all awards granted under the Company's stock incentive plan. The members of the Compensation Committee are Messrs. Pilmanis (Chairman), Hock and Hubbard. The Compensation Committee held one regular meeting during 2004.

Shareholder Communication With the Board

        The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Allied Motion Technologies Inc., 23 Inverness Way East, Suite 150, Englewood, Colorado 80112. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Board.

Executive Officers

        Set forth below is information regarding the Executive Officers of the Company.

Name	Age	Position with the Company
Richard D. Smith	57	Chief Executive Officer, Chief Financial Officer and Director
Richard S. Warzala	51	President and Chief Operating Officer
Kenneth R. Wyman	62	Vice President of Marketing

        Information with respect to Mr. Smith's employment experience is provided above under "Director Nominees."

        Mr. Warzala was appointed President and Chief Operating Officer of the Company in May 2002 and has been employed by the Company since October 2001. From March 2000 through March 2001, Mr. Warzala served as President of the Motion Components Group for Danaher Corporation. In 1993, he was named President of API Motion, a subsidiary of American Precision Industries, Inc., and continued as President until 2000, when it was acquired by Danaher. From 1976 to 1993, he held various management positions at American Precision Industries, Inc.

        Mr. Wyman was named Vice President of Marketing of Allied Motion in February 2003. He was designated as an executive officer in February 2005. From 2000 to 2002, he was Vice President of Marketing for the Motion Components Group of Danaher Corporation. In 1995, Mr. Wyman joined API Motion as Director of Marketing, and later was named Vice President of Marketing

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company's Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for 2004 except for the following: Form 4's to report the grant of stock options were filed late once for each of Mr. Prince, Mr. Hubbard, Mr. Hock, Mr. Pilmanis, Mr. Smith and Mr. Warzala; and one Form 4 to report the exercise of stock options was filed late for Mr. Hubbard.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table and notes set forth, as of the Record Date (except for Mr. Kamin for whom information is provided as of February 2, 2005), the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission, of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (based on the records of the Company's stock transfer agent or a representation by the beneficial owner), each director and nominee, the executive officers and all persons who serve as executive officers and directors of the Company, as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Eugene E. Prince 7560 Panorama Drive Boulder, Colorado 80303	890,383	(3)	14.4%
Richard D. Smith 23 Inverness Way East, Ste. 150 Englewood, CO 80112	735,218	(4)	11.2%
Peter H. Kamin c/o The Nelson Law Firm, LLC 75 South Broadway, 4th Floor White Plains, New York 10601	567,700	(5)	9.3%
Richard S. Warzala 23 Inverness Way East, Ste. 150 Englewood, CO 80112	455,783	(6)	7.0%

Michel M. Robert	247,700	(7)	4.0%
Delwin D. Hock	64,833	(8)	1.0%
Graydon D. Hubbard	58,833	(9)	—
George J. Pilmanis	41,333	(10)	—
Kenneth R. Wyman	40,648	(11)	—
Directors and executive officers of the Company as a group (8 persons)	2,534,733	(12)	34.5%

(1)
All beneficial ownership is sole and direct unless otherwise noted.

(2)
No percent of class is shown for holdings of less than 1%.

(3)
Includes 112,833 shares of Common Stock which Mr. Prince has the right to acquire within 60 days of the Record Date upon exercise of options. Includes 88,800 shares of Common Stock held by the Prince Children's Trusts, of which Mr. Prince's wife is trustee and as to which Mr. Prince disclaims beneficial ownership.

(4)
Includes 500,000 shares of Common Stock which Mr. Smith has the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 191,735 shares of Common Stock held by the Company's Employee Stock Ownership Plan ("ESOP") as of the Record Date, as to which Mr. Smith could be deemed to have shared investment power as a trustee of the ESOP, which includes 6,151 shares of Common Stock credited to the ESOP account of Mr. Smith. Includes 42,583 shares of Common Stock held by Smith Family Trust, of which Mr. Smith is trustee. Includes 900 shares held by Mr. Smith's wife's IRA.

(5)
Based on Schedule 13G filed by Mr. Kamin with the Securities and Exchange Commission on or about February 2, 2005; includes 131,400 shares of held by Peter H. Kamin Childrens Trust, 157,732 shares held by Peter H. Kamin Profit Sharing Plan 7,800 shares held by Peter H. Kamin Family Foundation and 59,300 shares held by 3K Limited Partnership, all as to which Mr. Kamin has sole voting and investment power.

(6)
Includes 433,333 shares of Common Stock which Mr. Warzala has the right to acquire within 60 days of the Record Date upon exercise of outstanding options. Includes 2,000 shares held by Mr. Warzala's children.

(7)
Includes 40,000 shares of Common Stock which Mr. Robert has the right to acquire within 60 days of the Record Date upon exercise of outstanding options. Includes 128,815 shares held by Decision Processes International Inc. Defined Benefit Plan, of which Mr. Robert is trustee and as to which Mr. Robert disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 49,544 shares held by Mr. Robert's childrens' trusts, of which Mr. Robert's wife is a co-trustee. Includes 19,818 shares held by Mr. Robert's IRA.

(8)
Includes 58,833 shares of Common Stock which Mr. Hock has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(9)
Includes 33,333 shares of Common Stock which Mr. Hubbard has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(10)
Includes 33,333 shares of Common Stock which Mr. Pilmanis has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(11)
Includes 40,000 shares of Common Stock which Mr. Wyman has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(12)
Includes 1,251,667 shares of Common Stock which directors and executive officers have the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 191,735 shares of Common Stock held by the ESOP as to which Mr. Smith has shared investment power as trustee of the ESOP, which includes 6,151 shares of Common Stock held by the ESOP for the account of Mr. Smith.

EXECUTIVE COMPENSATION

Compensation of Directors

        The Board of Directors holds four regular full day meetings each year. Through February 2005, non-employee directors were compensated at the rate of $3,900 per full day meeting of the board, $1,200 for each additional one-half day meeting, $550 per hour for a telephone meeting, $1,200 per committee meeting, and $1,200 per half day for official travel to locations outside the Denver area. After February 2005, non-employee directors receive an annual retainer of $15,000 plus $750 per full day meeting of the board attended and $600 per telephone meeting attended. The audit committee chairman receives an annual retainer of $4,800, the compensation committee chairman receives an annual retainer of $2,400 and each audit and compensation committee member receives a $1,200 annual retainer.

        In 2004, stock options for 10,000 shares were granted to each of Mr. Prince, Mr. Hubbard, Mr. Pilmanis and Mr. Hock and a stock option for 40,000 shares was granted to Mr. Robert. All options were granted at the quoted market price on the date of grant.

Indemnification

        The Company indemnifies its directors and officers to the fullest extent permitted by law so they will serve free from undue concern that they will not be indemnified. Indemnification is required under the Company's Bylaws. The Company has also signed agreements with each of our directors contractually obligating the Company to provide the indemnification to them.

Summary of Compensation of Executive Officers

        The following table shows the compensation earned by the Chief Executive Officer and the President (the "Named Executive Officers") of the Company during 2004.

		Annual Compensation				Long-Term Compensation Awards
Name & Principal position	Period	Salary		Bonus		Securities underlying options	All other compensation
Richard D. Smith, CEO	2004 2003 Transition 2002	$ $ $ $	240,000 235,000 117,500 233,333	$ $ $ $	163,917 112,614 0 0	60,000 40,000 0 90,000	$ $ $ $	25,217 16,323 3,704 20,540	(1)
Richard S. Warzala, President and COO	2004 2003 Transition 2002	$ $ $ $	230,000 225,000 112,500 117,500	$ $ $ $	157,063 107,821 0 0	60,000 40,000 200,000 200,000	$ $ $ $	29,780 17,553 2,919 2,014	(2)

(1)
All other compensation for Mr. Smith during 2004 consists of Company contributions to defined contribution plans of $7,705, and Company paid life insurance premiums of $17,512.

(2)
All other compensation for Mr. Warzala during 2004 consists of Company contributions to defined contribution plans of $7,705, and Company paid life insurance premiums of $22,075.

Option Grants in Last Fiscal Year

        The following table provides a summary of all stock options granted during 2004 to the Chief Executive Officer and President. It also shows a calculation of the potential realizable value if the fair market value of the Company's shares were to appreciate at either a 5% or 10% annual rate over the period of the option term.

	Individual Grants				Potential realizable value at assumed annual rates of stock price appreciation for option term(3)
Name	Number of securities underlying options granted(1)	Percent of total options granted to employees in Fiscal year	Exercise or base price ($/Sh)(2)	Expiration Date	5% ($)	10% ($)
Richard Smith	60,000	14.8	$4.27	04/21/2011	$104,299	$243,061
Richard Warzala	60,000	14.8	$4.27	04/21/2011	$104,299	$243,061

(1)
The grants permit the exercise of options in exchange for shares of the Company's Common Stock as well as for cash. In connection with a merger, sale of assets, share exchange, or change of control of the Company, the Committee may allow surrender for cash, substitution or cancellation.

(2)
Exercise price was established at quoted market price for Company shares on the date of grant.

(3)
The potential realizable value is calculated assuming the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and the common stock received is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future increases in the price of common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information regarding option exercises by the Chief Executive Officer and President during 2004 and unexercised stock options held as of December 31, 2004:

			Number of Unexercised Options at period end (#)		Value of Unexercised In-the-Money Options at period end ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard D. Smith	—	$—	500,000	—	$2,080,488	$—
Richard S. Warzala	—	$—	433,333	66,667	$1,720,833	$294,667

(1)
Fair market value of unexercised in-the-money options at period end is based on the closing price of Common Stock of $7.22 on December 31, 2004.

Long-Term Incentive Plans—Awards In Last Fiscal Year

        Long-term incentives are provided through stock based awards granted under the Company's Stock Incentive Plan. See the discussion under Compensation Committee Report.

Employment Agreements With Executive Officers

        The Company has employment agreements with Richard D. Smith, Chief Executive Officer and Chief Financial Officer, and Mr. Richard S. Warzala, President and Chief Operating Officer. The Agreements have an initial term of five years, through 2008, and continue subsequently on a year-to-year basis unless the Company or the officer gives termination notice at least 60 days prior to expiration of the initial or subsequent terms. The Agreements contain the provisions outlined below.

        Base Salary.    The Agreements provide an annual base salary of not less than $240,000 for Mr. Smith and $230,000 for Mr. Warzala, and may be reviewed annually for increase on a merit basis. Mr. Smith's salary was increased to $250,000 and Mr. Warzala's salary was increased to $240,000 effective March 1, 2005.

        Annual Bonus.    Annual incentive bonuses are paid based on achieving performance criteria established annually by the Board of Directors. The performance criteria will recognize the overall financial performance of the Company and the improvements made in financial results. See discussion under Compensation Committee Report.

        Long-Term Incentive Payment Plan.    The Company utilizes stock based awards for long-term incentives based on criteria described in the Compensation Committee Report.

        Other Provisions.    Messrs. Smith and Warzala participate in other benefits and perquisites as are generally provided by the Company to its employees. In addition, the Company provides each executive officer with $500,000 of life insurance for which the executive may designate the beneficiaries and an automobile.

        In the event of death, disability or termination by the Company prior to a change in control, other than for cause, the Agreements provide for limited continuation of salary and insurance benefits and for bonus prorations or settlements.

Change in Control Arrangements

        The Company has entered into agreements with Mr. Smith, Mr. Warzala and Mr. Wyman pursuant to which, upon termination by the Company (other than for cause as defined in the Agreement) or by the executive for good reason (as defined in the Agreement) within 90 days prior to or 24 months following a change in control of the Company, they are entitled to receive a severance payment equal to 2.5 times (1 times for Mr. Wyamn) the sum of current annual base salary plus the amount paid under the Annual Bonus Plan for the preceding fiscal year, and an allocation for incentive compensation for the current year up to the date of termination and a monthly payment for a two year period for the individual to acquire insurance benefits. The agreements expire on December 31 of each year, however, they are extended automatically on January 1 of each year for a term of two years, unless notice of non-renewal is given by the Company not later than the September 30 immediately preceding renewal. The Company has similar agreements (providing lower severance multiples) with other key executives. The change in control agreements are applicable to a change in control of the Company or of the subsidiary or division for which the executive is employed and require the key executives to remain in the employ of the Company for a specified period in the event of a potential change in control of the Company and provide employment security to them in the face of current pressures to sell the Company or in the event of take-over threats, so that they can devote full time and attention to the Company's efforts free of concern about discharge in the event of a change in control of the Company. These agreements are common at other public companies. They are not excessive and are within industry standards. The Board of Directors has considered termination of these agreements and determined that the reasons for executing change in control agreements continue to be valid and concluded that notices of non-renewal would not be in the best interests of shareholders.

Compensation Committee Interlocks and Insider Participation

        During 2004 the Compensation Committee was comprised of Messrs. Pilmanis, Hock and Hubbard who are all non-employees. See the caption EXECUTIVE COMPENSATION—Compensation of Directors for information concerning compensation paid to directors for attending and participating in board and committee meetings and special assignments.

REPORT OF THE COMPENSATION COMMITTEE

        The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

        The Compensation Committee is composed of three non-employee directors, Messrs. Pilmanis, Hock and Hubbard. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the compensation of executive officers and other management employees, including stock based awards under the Company's Stock Incentive Plan.

        The Compensation Committee annually reviews base salaries for executive officers in relation to corporate performance. As a result of achievements in the Company's performance for 2004, a $10,000 salary increase was recommended by the Committee for each of Mr. Smith and Mr. Warzala and a $4,000 increase was recommended for Mr. Wyman during the most recent review in February 2005.

        The Compensation Committee establishes target levels of achievement for the Annual Bonus Plan at the beginning of the year. They review past operating results as well as forecasts and plans for the ensuing year. For 2004, an Annual Incentive Bonus structure based on Economic Value Added (EVA) Income was recommended and the Performance Thresholds and Targets were set using EVA. For 2004, the Performance Targets were exceeded and therefore bonus amounts of $163,917, $157,063 and $65,901 were awarded in February 2005 to Mr. Smith, Mr. Warzala and Mr. Wyman respectively.

        The Company's Long-Term Incentive Payment Plan is based on stock awards pursuant to the Company's Stock Incentive Plan. In making its recommendations for stock based awards, the Committee considers, among other things, officer's responsibilities and their efforts and performance in relation to the business plan and forecast. It also considers development of the Company's business and products, performance of the Company's products in the marketplace, impact of the Company's products and product development on future prospects for the Company, market performance of the Company's Common Stock, the relationship between the benefits of stock awards and improving shareholder value, the current level of stock and stock options held, and the shares available for award. The Committee also considers customary business practices and long-term incentive plan benefits granted in comparison to such benefits provided to other executives in similar positions.

        The Committee acknowledges the importance of providing competitive compensation and benefit packages in recruiting and retaining qualified personnel. Stock incentive programs remain an important component of the total compensation package for officers and key managers who are responsible for the conduct and management of the Company's business or who are involved in endeavors significant to its success to advance the interests of the Company and its shareholders and to remain affiliated with the Company.

        The Company has historically utilized grants of stock options. The Compensation Committee is currently evaluating the use of stock options, stock appreciation rights and restricted stock or a combination of any of these awards allowed under the Stock Incentive Plan. The Committee intends to make a recommendation in 2005 regarding awards to the directors, executive officers and other key management of the Company.

GEORGE J. PILMANIS DELWIN D. HOCK GRAYDON D. HUBBARD

Equity Compensation Plan

        The following table shows the equity compensation plan information of the Company at December 31, 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,687,870	$3.48	118,440

PERFORMANCE GRAPH

        The following performance graph reflects change in the Company's cumulative total stockholder return on Common Stock as compared with the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Electrical and Industrial Apparatus Index for the period of five years ended December 31, 2004.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG ALLIED MOTION TECHNOLOGIES INC.
THE NASDAQ STOCK MARKET (U.S.) INDEX AND ELECTRICAL INDUSTRIAL APPARATUS

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
ALLIED MOTION TECHNOLOGIES	100	185	177	109	242	444
NASDAQ (U.S.)	100	73	50	29	44	47
ELECTRICAL INDUSTRIAL APPARATUS	100	111	53	31	51	49

(1)
Assumes $100 invested on December 31, 1999 in Allied Motion common stock, the NASDAQ Stock Market Index and the NASDAQ Electrical Industrial Apparatus Index with the reinvestment of all dividends.

(2)
Stockholder returns over the indicated period shown in the graph above should not be considered indicative of future stockholder returns.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee reviewed the appointment of the Company's independent public accountants for 2005 at its meeting in February 2005 and recommended that KPMG LLP be appointed. The recommendation was approved by the Company's Board of Directors. KPMG LLP served as independent auditors of the Company for 2004, 2003 and the six month Transition Period ended December 31, 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

Audit Fees

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for 2004 and 2003.

	2004	2003
Audit Fees(1)	263,500	$119,400
Audit-Related Fees(2)	43,800	45,000
Tax Fees(3)	58,300	43,000
All Other Fees(4)	39,900	—

Total	405,500	$207,400

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements, review of the Company's quarterly financial statements and audit services provided in connection with other regulatory filings.

(2)
Audit-related fees consist primarily of benefit plan audits.

(3)
Tax fees principally include fees for tax return preparation and tax consulting.

(4)
All other fees are fees paid for due diligence assistance in the acquisition of Premotec.

        The Audit Committee has considered whether the provision of services described above is compatible with maintaining the independence of KPMG LLP. The Committee believes that the fees billed by KPMG LLP for the services described are compatible with KPMG LLP maintaining its independence as the Company's principal accountant.

AUDIT COMMITTEE STRUCTURE

        The Audit Committee is composed of three independent directors appointed by the Board of Directors, each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. During 2004, the members of the Audit Committee were Mr. Hubbard (Chairman), Mr. Hock and Mr. Pilmanis. The Board has determined that Mr. Hubbard, the Audit Committee Chairman qualifies as an "audit committee financial expert", as defined by Securities and Exchange Commission rules.

        The Audit Committee is governed by a written charter, which was included as Exhibit A to the 2004 Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

        As members of the Audit Committee, our work is guided by the Audit Committee Charter. We have completed all charter tasks scheduled to be performed in 2004 prior to year-end and all charter tasks scheduled to be performed in 2005 prior to the end of the first quarter. Our work included, among other procedures:

  (1)
  We pre-approved audit and permitted non-audit services of the Company's independent auditors.

  (2)
  We met with the independent auditors prior to year-end to discuss the audit approach and review significant accounting and reporting matters.

  (3)
  We discussed with the independent auditors their independence and the matters required to be discussed by Statement on Auditing Standards 61, "Communications with Audit Committees," as amended. We received the written disclosures from the independent auditors required by the Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees."

  (4)
  Prior to their publication, we reviewed and discussed with management and the independent auditors the Company's December 31, 2004, audited financial statements, the related audit report, and the applicable management's discussion and analysis. Management is responsible for the financial statements and the reporting process, including the system of internal control. The independent auditors are responsible for expressing an opinion on the fairness of the presentation of audited financial statements in conformity with accounting principles generally accepted in the United States.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements and related material be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

GRAYDON D. HUBBARD DELWIN D. HOCK GEORGE J. PILMANIS

ITEM 2: OTHER MATTERS

        The Board of Directors knows of no business to be presented for action at the Annual Meeting except as described above. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters (including matters incident to the conduct of the meeting) in accordance with the judgment of the persons acting under the proxies.

FORM 10-K

        The Company's form 10-K for the year ended December 31, 2004 has been mailed to shareholders with this Proxy statement.

SHAREHOLDER PROPOSALS FOR APRIL 2006 ANNUAL MEETING

        The Company's 2006 Annual Meeting is currently scheduled to be held in April 2006. Shareholders proposals for the meeting must be submitted in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement no later than November 30, 2005 in order to be presented at the 2006 Annual Meeting or be considered for inclusion in the Company's Annual Meeting Proxy Statement and Proxy Card.

PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

ALLIED MOTION TECHNOLOGIES INC.

March 24, 2005

ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Ste. 150
Englewood, CO 80112

        The undersigned hereby appoints Eugene E. Prince and Richard D. Smith, or either of them, proxies of the undersigned, each with the power of substitution, and hereby authorizes them to vote, as designated below, all the shares of common stock, no par value, of the undersigned at the annual meeting of shareholders of Allied Motion Technologies Inc. (the "Company") to be held on April 28, 2004, and at all adjournments thereof, with respect to the following:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED

Item
1. To elect six directors to hold office until the next Annual Meeting of shareholders.

  NOMINEES:

  E. E. Prince, R. D. Smith, D. D. Hock, G.D. Hubbard, G. J. Pilmanis and M.M. Robert

  ☐
  FOR ALL NOMINEES

  ☐
  WITHHOLD AUTHORITY
  to vote for all nominees

  ☐
  FOR ALL EXCEPT
  (See instructions below)

  INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and print that nominee's name in the space provided below. IF AUTHORITY TO VOTE FOR NOMINEES IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.

Item
2. OTHER MATTERS—In the proxies discretion on such other business matters as may properly come before the Annual Meeting.

          This proxy is being solicited on behalf of the Board of Directors of the Company, and may be revoked prior to its exercise. This proxy, when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR the nominees named in Item 1 and in the proxies' discretion on such other business as may properly come before the Annual Meeting.

Your signature should appear exactly as your name appears on this Proxy. For joint accounts, all owners should sign. When signing in a fiduciary or representative capacity, please give your full title as such.

By:
Date:	, 2005

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE
AS PROMPTLY AS POSSIBLE.

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QUORUM AND VOTING RIGHTS
ITEM 1: ELECTION OF DIRECTORS
MANAGEMENT RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG ALLIED MOTION TECHNOLOGIES INC. THE NASDAQ STOCK MARKET (U.S.) INDEX AND ELECTRICAL INDUSTRIAL APPARATUS
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE STRUCTURE
REPORT OF THE AUDIT COMMITTEE
ITEM 2: OTHER MATTERS
FORM 10-K
SHAREHOLDER PROPOSALS FOR APRIL 2006 ANNUAL MEETING
PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.